                                    Exhibit I


                           STOCK ACQUISITION AGREEMENT


                  This STOCK ACQUISITION AGREEMENT ("Agreement") is made and entered into as of the 30th day of December, 1999, by and among (i) UNITED TRUST GROUP, INC., an Illinois corporation ("UTG"), and (ii) the individual shareholders listed on Exhibit A attached hereto ("Shareholders").


                                    RECITALS

                  Shareholders desire to transfer, and UTG desires to accept, all of the issued and outstanding shares (the "North Plaza Shares") of capital stock of North Plaza of Somerset, Inc., a Kentucky corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.


                                    AGREEMENT

                  The parties, intending to be legally bound, agree as follows:


                           TRANSFER OF SHARES; CLOSING

           1.1 SHARES. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), Shareholders will transfer the North Plaza Shares to UTG, and UTG will acquire the North Plaza Shares from Shareholders.

           1.2 CONSIDERATION. The consideration (the "Consideration") for the North Plaza Shares will be 681,818 shares of newly issued UTG common stock ("UTG Shares") distributed on a pro rata basis to each of the Shareholders listed on Exhibit A.

           1.3 CLOSING. The purchase and sale provided for in this Agreement will take place at the offices of Wyatt, Tarrant & Combs, 2800 Citizens Plaza, Louisville, Kentucky 40202, at 10:00 a.m. (local time) on December 30, 1999, or via fax and overnight courier, or at such other time, date or place upon which the parties shall agree in writing (the "Closing").

           1.4 CLOSING OBLIGATIONS. At the Closing shareholders will deliver to UTG the certificates representing the North Plaza Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to UTG and UTG will deliver to Shareholders the UTG Shares in restricted, legended form properly certificated in the names of each of the Shareholders.

              2. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

           2.1 Shareholders represent and warrant, jointly and severally, to UTG as follows:

           2.2 ORGANIZATION AND GOOD STANDING. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Kentucky, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any agreement, contract, obligation, promise, or undertaking to which it is a party.

           2.3    AUTHORITY; NO CONFLICT.

                 (a) This Agreement constitutes the legal, valid, and binding obligation of Shareholders, enforceable against Shareholders in accordance with its terms. Shareholders have the absolute and unrestricted right, requisite individual or corporate power, authority, and capacity to execute and deliver this Agreement and to consummate the transactions contemplated under this Agreement.

                 (b) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under, any contract or result in any violation of any permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Company's assets.

           2.3 CAPITALIZATION. The authorized equity securities of the Company consist of 10,000 shares of common stock, no par value per share, of which 1,875 shares are issued and outstanding and constitute the North Plaza Shares, held according to Exhibit A attached hereto . Shareholders are and will be on the Closing Date the record and beneficial owners and holders of the North Plaza Shares, free and clear of all liens, claims and encumbrances. No person other than Shareholders owns any capital stock of the Company or has any options, warrants or other rights to acquire same.

           2.4 TITLE TO PROPERTIES; ENCUMBRANCES. The Company owns (with good and marketable title in the case of real property) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own. All material properties and assets will be free and clear of all encumbrances on the Closing Date subject only to (a) liens for current taxes not yet due, and (b) with respect to owned real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company, and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

           2.5 NO LIABILITIES. The Company will have no liabilities at the Closing Date other than incidental accounts payable..

                                       [2]

           2.6 TAXES. The Company has timely filed or caused to be filed all federal, state, foreign and local income, franchise, gross receipts, payroll, sales, use, withholding, occupancy, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed.

           2.7 LEGAL PROCEEDINGS. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to Shareholders' best knowledge, threatened against or affecting the Company against any asset, interest or right of Shareholders or the Company or which questions the validity of the transactions contemplated by this Agreement.

           2.8 EMPLOYEES. The Company has no employees currently and has had no employees since the date of its organization; thus, the company has no obligations under any employment benefit plans of any type.

           2.9    COMPLIANCE   WITH  LAWS.   To  the  best   knowledge   of  the
Shareholders, the Company is in compliance with all laws and regulations, including material applicable environmen tal laws and regulations.

           2.10 CURRENT LEASES. Shareholders have provided UTG with copies of all of the shopping center leases to which the Company is a party. Each of such leases is in full force and effect, and none of them are in default.

           2.11   FINANCIAL INFORMATION.     Shareholders  have provided  to UTG
current financial statements of the Company. Such financial statements and notes fairly present the financial condition of the Company as of the date indicated.

           2.12   EXAMINATION.  Shareholders acknowledge that:

                  (a)       UTG has   afforded  to   Shareholders,  full  access
throughout the period prior to Closing hereunder to all of the properties, books, contracts, commitments and records of the Company;

                  (b) Shareholders have been furnished, during such period prior to Closing, with all information concerning the business and properties of UTG as Shareholders have reasonably requested; and

                  (c) All questions concerning the operations of UTG, which Shareholders have asked, have been answered to Shareholders' reasonable satisfaction.

          2.13 INVESTMENT INTENT. Shareholders hereby represent and warrant to UTG that:

                                       [3]

          (a) Shareholders are acquiring the UTG Shares for their own accounts for investment and not with a view to the resale, distribution or fractionalization thereof, within the meaning of the federal and state securities laws; and

          (b) Shareholders understand that the UTG Shares have not been, and might never be, registered under the Securities Act of 1933 or applicable state securities laws.


                  3.  REPRESENTATIONS AND WARRANTIES OF UTG

                  UTG represents and warrants to Shareholders as follows:

          3.1 ORGANIZATION AND GOOD STANDING. UTG is a corporation validly existing, and in good standing under the laws of the State of Illinois.

          3.2     AUTHORITY; NO CONFLICT.

                 (a) This Agreement constitutes the legal, valid, and binding obligation of UTG, enforceable in accordance with its terms. UTG has the absolute and unrestricted right, requisite corporate power, and authority to execute and deliver this Agreement and to deliver the UTG Shares and to perform its obligations under this Agreement.

                 (b) Neither the execution and delivery of this Agreement by UTG nor the consummation or performance of any of the transactions contemplated by this Agreement by UTG will give any person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated by this Agreement.

         3.3 CAPITALIZATION. The authorized equity securities of UTG consist of 7,000,000 shares of common stock, no par value per share, of which 3,288,448 shares are issued and outstanding. The UTG Shares, when issued on the Closing Date, will be validly issued, fully paid and non-assessable.

         3.4 LEGAL PROCEEDINGS. There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or, to UTG's best knowledge, threatened against or affecting the validity of the transactions contemplated by this Agreement.

         3.5 FINANCIAL INFORMATION. UTG has provided Shareholders with current financial statements of UTG as of September 30, 1999. Such financial statements and notes fairly present the financial condition of UTG as of the date indicated, and for the periods referred to in such financial statements, all in accordance with GAAP, applied on a consistent basis.


                                       [4]

         3.6      EXAMINATION.  UTG acknowledges that:

                  (a)       Shareholders  have   accorded   to  UTG, full access
throughout the period prior to Closing hereunder to all of the properties, books, contracts, commitments and records of the Company;

                  (b) UTG has been furnished, during such period prior to Closing, with all information concerning the business and properties of the Company as UTG has reasonably requested; and

                  (c)       All  questions   concerning  the  operations  of the
Company,   which  UTG  has  asked,   have  been  answered  to  UTG's  reasonable
satisfaction.

         3.7 INVESTMENT INTENT. UTG hereby represents and warrants to the Shareholders that:

         (a) UTG is acquiring the North Plaza Shares for its own accounts for investment and not with a view to the resale, distribution or fractionalization thereof, within the meaning of the federal and state securities laws; and

         (b) UTG understands that North Plaza Shares have not been, and might never be, registered under the Securities Act of 1933 or applicable state securities laws.


            4. CONDITIONS PRECEDENT TO UTG'S OBLIGATION TO CLOSE

         UTG's obligation to accept the North Plaza Shares and to take the other actions required to be taken by it at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by UTG, in whole or in part):

         4.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties of the Shareholders in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date (except for representations and warranties that are as of a specific date) as if made on the Closing Date.

         4.2 PERFORMANCE BY SHAREHOLDERS. Each of the covenants and obligations that any of the Shareholders is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects.

         4.3    CONSENTS.  All  consents   of  third  parties and all regulatory
approvals or clearances necessary to the consummation of the transactions contemplated by the Agreement shall have been obtained

         4.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that



                                       [5]
may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

         4.5 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, operations or prospects of the Company.


                   5. CONDITIONS PRECEDENT TO SHAREHOLDERS'
                               OBLIGATION TO CLOSE

                  The  Shareholders'  obligation  to  transfer  the North  Plaza
Shares to UTG and to take the other actions required to be taken by the Shareholders at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         5.1 ACCURACY OF REPRESENTATIONS. Each of UTG's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         5.2 UTG'S PERFORMANCE. Each of the covenants and obligations that UTG is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

         5.3      CONSENTS.  All   consents  of third parties and all regulatory
approvals or clearances necessary to the consummation of the transactions contemplated by the Agreement shall have been obtained.

         5.4 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or threatened any proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

         5.5 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement, there shall have been no material adverse change in the business, financial condition, operations or prospects of the Company.


             6. CONDITIONS PRECEDENT FOR SHAREHOLDERS' AND UTG'S
                              OBLIGATIONS TO CLOSE

         The obligations of all parties hereto shall be conditioned on the transactions contemplated by this Agreement qualifying for tax-free reorganization treatment in accordance with Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.


                                       [6]

                                7. TERMINATION

         7.1 TERMINATION EVENTS. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by UTG or Shareholders if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                  (b)      by mutual consent of UTG and Shareholders; or

                  (c) by either UTG or Shareholders if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 2000, or such later date as the parties may agree upon.


                        8.  INDEMNIFICATION; REMEDIES

         8.1      SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWL
EDGE. All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement will survive the Closing for a period of one year. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

         8.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SHAREHOLDERS. Shareholders will indemnify and hold harmless UTG for, and will pay to UTG the amount of, any damages, arising, directly or indirectly, from or in connection with: any breach of any representation or warranty made by Shareholders in this Agreement or any certificate or document delivered by them pursuant to this Agreement; and any breach by Shareholders of any covenant or obligation of Shareholders in this Agreement.

         8.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY UTG. UTG will indemnify and hold harmless Shareholders, and will pay to them the amount of any damages arising, directly or indirectly, from or in connection with (a) any breach of any representation or warranty made by UTG in this Agreement or in any certificate delivered by UTG pursuant to this Agreement, or (b) any breach by UTG of any covenant or obligation of UTG in this Agreement.


                           9.  GENERAL PROVISIONS

         9.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.


                                       [7]

         9.2 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

SHAREHOLDERS:     To each of them, in accordance with their address of record at
                  UTG.

with a copy to:                     Wyatt, Tarrant & Combs
                                    2800 Citizens Plaza
                                    Louisville, Kentucky 40202
                                    Attention: Kevin J. Hable, Esq.
                                    Telephone No: 502-589-5235
                                    Facsimile No.: 502-589-0309

UTG:                                United Trust Group, Inc.
                                    5250 South Sixth Street, P.O. Box 5147
                                    Springfield, Illinois 62703
                                    Telephone No: 217-241-6300 (Ext. 323)
                                    Facsimile No.: 217-241-6578


         9.3 JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the Commonwealth of Kentucky, County of Lincoln, or it has or can acquire jurisdiction, in the United States District Court for the Eastern District of Kentucky, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         9.4 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         9.5 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

         9.6      ENTIRE AGREEMENT AND MODIFICATION.   This Agreement supersedes
all prior agreements between the parties with respect to its subject matter and constitutes (along with


                                       [8]
the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement of both parties.

         9.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. None of the parties may assign any rights under this Agreement without the prior consent of the other party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         9.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         9.9 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         9.10 GOVERNING LAW. This Agreement will be governed by the laws of the Commonwealth of Kentucky without regard to conflicts of laws principles.

         9.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.


                  [ REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       [9]

                  IN WITNESS WHEREOF, the parties have executed and delivered this Stock Acquisition Agreement as of the date first written above.

                                          "UTG":

                                          UNITED TRUST GROUP, INC.


                                          By:    /S/ GEORGE E. FRANCIS
                                          Name:   GEORGE E. FRANCIS
                                          Title: EXECUTIVE VICE PRESIDENT


                                          "SHAREHOLDERS"


                                          /S/ JESSE T. CORRELL
                                          Jesse T. Correll


                                          /S/ WARD CORRELL
                                          Ward Correll


                                          /S/ AL DENNEY
                                          Al Denney

                                          DYSCIM HOLDING COMPANY, INC., a
                                          Kentucky Corporation


                                          By:   /S/ JESSE T. CORRELL
                                          Name:   JESSE T. CORRELL
                                          Its:  PRESIDENT

                                          CUMBERLAND LAKE SHELL, INC. a
                                          Kentucky Corporation


                                          By:     /S/ LEAH D. TAYLOR
                                          Name:     LEAH D. TAYLOR
                                          Its:     PRESIDENT



                                      [10]

                                         FIRST SOUTHERN FUNDING, LLC a
                                         Kentucky Limited Liability Company


                                         By:  /S/ JESSE T. CORRELL
                                         Name:   JESSE T. CORRELL
                                         Its:    PRESIDENT






                                      [11]

                                    EXHIBIT A




NORTH PLAZA OF SOMERSET, INC.
SHAREHOLDERS



NUMBER OF SHARES:                   AS OF 12/27/99   #UTG SHARES TO RECEIVE


         Jess Correll                  310                     112,704
         Ward Correll                  200                      72,750
         Al Denney                      15                       5,455
         Dyscim                        381                     138,545
         Cumberland Lake Shell         271                      98,523
         First Southern Funding        698                     253,841
                               ---------------           --------------------
                                     1,875                     681,818
                               ===============           ====================